Exhibit 10.13

PNC Investment Capital Corp.	Jefferies Financial Group Inc.
The Tower at PNC, 300 Fifth Avenue	520 Madison Avenue
Pittsburgh, PA 15222	New York, NY 10022

November 4, 2020

Virginia Henkels

[                    ]

[                    ]

Dear Virginia,

On behalf of PNC Investment Capital Corp. (the “PNC Sponsor”) and Jefferies Financial Group Inc. (the “JEF Sponsor” and together with the PNC Sponsor, the “Sponsors”) and Empowerment & Inclusion Capital I Corp. (the “Company”), we are pleased to invite you to join the executive management of the Company as the Chief Financial Officer and Secretary. As we have discussed, the Company is a special purpose acquisition company incorporated in Delaware for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”), and is anticipated to be conducting its initial public offering (the “IPO”) in the coming months. This letter agreement (“Letter Agreement”) sets forth our mutual understanding of the terms by which you have agreed to join the Company as Chief Financial Officer and Secretary.

You agree to be named as Chief Financial Officer and Secretary in the Company’s registration statement on Form S-1 relating to the IPO (the “Registration Statement”). We anticipate that your appointment as Chief Financial Officer and Secretary will commence on or about November 4, 2020. Once appointed, you will serve until your death or resignation or removal by the board of directors of the Company. We look forward to working with you and drawing upon both your expertise and substantial business experience. We are confident that you will be an excellent addition to the Company and will be able to contribute significantly to our Company and our search for and consummation of a Business Combination.

In connection with the IPO, you will be expected to attend certain meetings, including roadshow and investor presentations, as your availability permits, which may require you to devote additional time to the Company in respect of preparation time and ad hoc matters which may arise. As Chief Financial Officer and Secretary of the Company, you agree to discharge the duties and perform such services as are customary for your role in the Company. You will be reimbursed for any out-of-pocket expenses incurred in connection with activities undertaken on the Company’s behalf.

As consideration for your anticipated service as an officer of the Company through the consummation of the first Business Combination, and concurrently with the execution of this Letter Agreement, you will be eligible to purchase from the Sponsors (on a pro rata basis) the number of shares of Class B common stock, par value of $0.0001 per share, of the Company (the “Founder Shares”) equal to 7% of the aggregate number of Founder Shares that are outstanding as of the date hereof (the “CFO Founder Shares”), for the current fair market value, which is the same per-share price paid by the Sponsors for such shares. A form of the securities assignment agreement for the CFO Founder Shares to be entered into with (i) the PNC Sponsor is attached as Exhibit A-1 hereto, and (ii) the JEF Sponsor is attached as Exhibit A-2 hereto. The terms of the Founder Shares will be set forth in the Company’s certificate of incorporation, as amended from time to time. The CFO Founder Shares will have the same rights, privileges and terms as the Founder Shares held by the Sponsors.

In connection with the IPO, the Sponsors will purchase certain warrants of the Company, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share (the “Private Placement Warrants”). In connection with your agreement to serve as Chief Financial Officer and Secretary of the Company (i) the PNC Sponsor agrees to cause the Company’s transfer agent to register in your name, a number of Private Placement Warrants equal to 5.25% of the Private Placement Warrants to be issued upon consummation of the IPO (including as a result of any exercise of the underwriters’ overallotment option) (the “PNC Granted Warrants”) and (ii) the JEF Sponsor agrees to cause the Company’s transfer agent to register in your name, a number of Private Placement Warrants equal to 1.75% of the Private Placement Warrants to be issued upon consummation of the IPO (including as a result of any exercise of the underwriters’ overallotment option) (the “JEF Granted Warrants” and, together with the PNC Granted Warrants, the “Warrants”). It is understood and agreed that the exercise price per share of Class A common stock of such warrants at the time of transfer will be equal to or will exceed the fair market value per share of Class A common stock on the date of grant. Notwithstanding the foregoing, the warrant will become exercisable or transferable on the 30th day following a Business Combination.

Unless otherwise determined by the board of directors of the Company, if prior to the consummation of the first Business Combination, you (i) resign from the Company as Chief Financial Officer, (ii) are removed or otherwise terminated by the board of directors of the Company from the position as Chief Financial Officer for Cause (defined below), or (iii) die, then the CFO Founder Shares shall be forfeited to the Sponsors in full (on a pro rata basis) and you (or your estate) in return will receive from the Sponsors (on a pro rata basis) the lesser of the (A) original purchase price for such CFO Founder Shares and (B) the fair market value of such Founder Shares at the time of forfeiture. If prior to the consummation of the first Business Combination, you are removed or otherwise terminated by the Company from the position as Chief Financial Officer for any reason other than Cause, then fifty percent (50%) of the CFO Founder Shares shall be forfeited to the Sponsors in full (on a pro rata basis) and you in return will receive from the Sponsors (on a pro rata basis) the lesser of the (A) original purchase price for such number of CEO Founder Shares and (B) the fair market value of such number of CFO Founder Shares at the time of forfeiture. Unless otherwise determined by the board of directors of the Company, if prior to the consummation of the first Business Combination, you (i) resign from the Company as Chief Financial Officer, (ii) are removed or otherwise terminated by the board of directors of the Company from the position as Chief Financial Officer, or (iii) die, then the Warrants shall be forfeited at no cost back to the Sponsors (on a pro rata basis). With respect to the forfeiture provisions described in this paragraph, you hereby grant to the Company and any representative designated by the Company without further action by you a limited irrevocable power of attorney to effect such forfeiture on your behalf, which power of attorney shall be deemed to be coupled with an interest. For purposes of this paragraph, “Cause” means (i) your material failure to perform your duties according to reasonably acceptable standards following notice from the board and your failure to cure such performance deficiencies within (15) business days of receipt of such notice; (ii) any act of fraud, misappropriation, material dishonesty, or embezzlement by you against the Company or the Sponsors; or (iii) you are convicted (including a plea of guilty or nolo contendere) of the commission of a felony that relates to or arises out of your service relationship with the Company or the Sponsors.

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If the Sponsors deem it necessary in order to facilitate a Business Combination for the holders of Founder Shares or Private Placement Warrants to forfeit, transfer, exchange or amend the terms of all or any portion of such securities or to enter into any other arrangements with respect to such securities to facilitate the consummation of the Business Combination (each, a “Change in Investment”), you agree to enter into any such agreement or arrangement involving a Change in Investment or otherwise facilitate or take any action to affect or permit any Change in Investment pro rata with all other holders of Founder Shares or Private Placement Warrants, as the case may be; provided, however, that to the extent any Change in Investment would materially and adversely affect your Founder Shares or Private Placement Warrants disproportionately to all other holders of such securities, your prior written consent shall be required.

No shares of Class A common stock of the Company shall be delivered pursuant to any exercise of a Warrant until payment in full of the exercise price therefor is received by the Company and the holder thereof has paid to the Company an amount equal to any taxes required to be withheld or paid upon exercise of such Warrant. Warrants that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Warrant, accompanied by payment of the exercise price. Warrants will be permitted to be exercised on a cashless basis in accordance with the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as warrant agent, and as described in the Company’s Registration Statement.

In connection with the IPO, you agree to enter into a letter agreement with the Company, a form of which is attached as Exhibit B, and such other agreements as are customarily entered into in connection with an initial public offering of a special purpose acquisition company. From the date on which you become Chief Financial Officer and Secretary until the IPO, you will have coverage under PNC Financial Services Group, Inc.’s director and officer insurance policy. Concurrently, with the execution of this Letter Agreement you and the Company are entering into the Indemnity Agreement, in the form attached as Exhibit C.

This Letter Agreement (including the Exhibits referenced herein and made a part hereof) is intended to be confidential and its existence shall not be disclosed by any party hereto or their representatives or controlled affiliates to any person unless required by law or legal process or the rules or regulations of any national securities exchange; provided, however, that the foregoing shall not prohibit a party from making any such disclosure to any representative or affiliate of such party or as may be required to successfully complete the Business Combination. Without limitation of the foregoing, the parties agree that this Letter Agreement may be disclosed in the Registration Statement to be filed by the Company in connection with the IPO if counsel to the Company advises that such disclosure is required. The Exhibits will be described and filed exhibits to the Registration Statement.

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This Letter Agreement contains the entire agreement between parties hereto with respect to the subject matter hereof, and any other prior agreements related to the subject matter hereof between the parties, written or oral, shall be deemed superseded hereby. This Letter Agreement is for the benefit only of the parties hereto and their respective affiliates and no third party shall have any interest herein. This Letter Agreement is not assignable by any party without the other party’s prior written consent. The terms and provisions of this Letter Agreement cannot be waived, amended, supplemented or modified except in a writing signed by each of the parties. The parties acknowledge that remedies at law may be inadequate to protect the parties against any actual or threatened breach of this Agreement and, without limiting any other rights or remedies that may be available, agree to the granting of injunctive relief without proof of actual damages in connection with any actual or threatened breach. This Letter Agreement may be executed in counterparts, each of which when executed and delivered shall be an original and together shall constitute one and the same instrument. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Each party hereto hereby submits to the exclusive jurisdiction of the courts of the State of New York located in the County of New York for any legal action or proceeding resulting from the transaction contemplated herein. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM RELATING TO OR ARISING OUT OF THIS LETTER AGREEMENT.

Please indicate your willingness to serve as Chief Financial Officer and Secretary of the Company on the terms described above by signing below and returning one copy of this Letter Agreement, with your original signature, to the Sponsors no later than November 4, 2020. If you have any questions about this letter, please contact Alex Overstrom at [●].

[Signature Page Follows]

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Very Truly Yours,

PNC INVESTMENT CAPITAL CORP.

/s/ Alex Overstrom
Name: Alex Overstrom
Title: President

JEFFERIES FINANCIAL GROUP INC.

/s/ Michael J. Sharp
Name: Michael J. Sharp
Title: Executive Vice President and General Counsel

ACKNOWLEDGED AND AGREED

This 3rd day of November, 2020

/s/ Virginia Henkels
Name: Virginia Henkels

[Signature Page to CFO Letter Agreement]

Exhibit A-1

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement is entered into as of November 4, 2020 (this “Assignment”) by and between PNC Investment Capital Corp., a Delaware corporation (the “Seller”), and the party listed as Buyer on the signature page hereto (the “Buyer”).

WHEREAS, on the terms and subject to the conditions set forth in this Assignment, the Seller wishes to transfer and assign to the Buyer an aggregate of 301,875 shares (the “Shares”) of Class B common stock, par value $0.0001 per share (the “Class B common stock”), of Empowerment & Inclusion Capital I Corp., a Delaware corporation (the “Company”), and the Buyer wishes to purchase and receive the Shares from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Assignment of Shares. The Seller hereby transfers and assigns 301,875 Shares to the Buyer. The Buyer has paid to the Seller an aggregate amount of $1,312.50 (the “Purchase Price”) in consideration for the assignment of the Shares, or $0.00434 per Share. Buyer is purchasing and receiving the Shares from the Seller on the same term and conditions and with the same rights and privileges as Seller and Jefferies Financial Group Inc. The Shares equal 5.25% of the aggregate number of Class B common stock that are outstanding as of the date hereof.

Section 2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Assignment by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will, with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party. Seller represents and warrants to Buyer that it is the stockholder of record, and has good title to the Shares free and clear of all liens, encumbrances, security, options except those set forth in the Letter Agreement and Section 4(b) below.

Section 3. Investment Representations. The Buyer represents, warrants, acknowledges and agrees as follows:

(a) The investment in the Shares involves certain significant risks. The Buyer has no need for liquidity in his investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period.

(b) The Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on the Buyer (as described in the Company’s registration statement on Form S-1, as amended (the “Registration Statement”), to be filed under the Securities Act of 1933, as amended (the “Act”), relating to an underwritten initial public offering by the Company (the “Public Offering”)). Any certificates evidencing the Shares bear a legend referring to the foregoing transfer restrictions.

(c) The Shares are being acquired solely for the Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization.

(d) The Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist the Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. The Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(e) The Buyer is an “accredited investor” as defined in Regulation D promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Act.

Section 4. Mandatory Forfeiture.

(a) Letter Agreement Requirements. Buyer acknowledges that he shall comply with the Share forfeiture provisions contained in that certain letter agreement with the Seller and Jefferies Financial Group Inc. entered concurrently with this Agreement on the date hereof (the “Letter Agreement”).

(b) Underwriters’ Over-Allotment Option. Buyer agrees that he shall comply with the Share forfeiture provisions with respect to the over-allotment option of the underwriters of the Public Offering contained in that certain letter agreement in the form of Exhibit C to the Letter Agreement to be entered into in connection with the Public Offering.

Section 5. Trust Account Waiver. In connection with the purchase of the Shares pursuant to this Assignment, except with respect to any shares of common stock of the Company purchased by the Buyer in the Public Offering or in the aftermarket, the Buyer hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the Public Offering will be deposited (the “Trust Account”). In no event will the Buyer have the right to redeem any Shares into funds held in the Trust Account.

Section 6. Restrictions on Transfer. Prior to the closing of the Public Offering, Buyer shall enter into that certain letter agreement with the Company (the “Insider Letter”), a form of which will be filed as an exhibit to the Registration Statement. In addition to any restrictions contained in the Insider Letter, the Buyer agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company that such registration is not required because such transaction is exempt from registration under the Act and the rules promulgated by the SEC thereunder and with all applicable state securities laws. The Buyer acknowledges that because the Company is a shell company, Rule 144 under the Act may not be available to the Buyer for the resale of the Shares until one year following the consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions. The Buyer acknowledges that the Shares will be subject to certain lock-up and other provisions contained in the Insider Letter.

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Section 7. Acknowledgement Regarding Adjustment to Share Conversion. The Seller acknowledges that in the event that at the time of the closing of the Company’s initial Business Combination (as such term is defined in the Letter Agreement), the holders of Class B common stock have a right, pursuant to the Company’s certificate of incorporation as may be amended from time to time, to have their shares of Class B common stock convert into shares of Class A common stock at a greater than one-to-one ratio, the Buyer will have the same rights as the Seller and Jefferies Financial Group, Inc. to receive any shares of Class A common stock to be issued to it upon conversion of its Shares at a ratio of greater than one-to-one.

Section 8. Acknowledgement of Recapitalization Shares. The Seller acknowledges that the Buyer shall have the same right as the Seller and Jefferies Financial Group, Inc.    to receive any additional shares of Class B common stock in the event of any share split, share capitalization, reorganization or recapitalization of or in respect of the shares of Class B common stock prior to the closing of the Public Offering that is effected in order to increase the number of issued and outstanding shares of Class B common stock due to an increase in the number of shares of Class A common stock being sold in the Public Offering.

Section 9. Miscellaneous. This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. This Assignment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

PNC INVESTMENT CAPITAL CORP.

By:	/s/ Alex Overstrom
Name: Alex Overstrom
Title: President

BUYER:

/s/ Virginia Henkels
Name:	Virginia Henkels

[Signature Page to Securities Assignment Agreement]

Exhibit A-2

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement is entered into as of November 4, 2020 (this “Assignment”) by and between Jefferies Financial Group Inc., a Delaware corporation (the “Seller”), and the party listed as Buyer on the signature page hereto (the “Buyer”).

WHEREAS, on the terms and subject to the conditions set forth in this Assignment, the Seller wishes to transfer and assign to the Buyer an aggregate of 100,625 shares (the “Shares”) of Class B common stock, par value $0.0001 per share (the “Class B common stock”), of Empowerment & Inclusion Capital I Corp., a Delaware corporation (the “Company”), and the Buyer wishes to purchase and receive the Shares from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Assignment of Shares. The Seller hereby transfers and assigns 100,625 Shares to the Buyer. The Buyer has paid to the Seller an aggregate amount of $437.50 (the “Purchase Price”) in consideration for the assignment of the Shares, or $0.00434 per Share. Buyer is purchasing and receiving the Shares from the Seller on the same term and conditions and with the same rights and privileges as Seller and PNC Investment Capital Corp. The Shares equal 1.75% of the aggregate number of Class B common stock that are outstanding as of the date hereof.

Section 2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Assignment by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will, with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party. Seller represents and warrants to Buyer that it is the stockholder of record, and has good title to the Shares free and clear of all liens, encumbrances, security, options except those set forth in the Letter Agreement and Section 4(b) below.

Section 3. Investment Representations. The Buyer represents, warrants, acknowledges and agrees as follows:

(a) The investment in the Shares involves certain significant risks. The Buyer has no need for liquidity in his investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period.

(b) The Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on the Buyer (as described in the Company’s registration statement on Form S-1, as amended (the “Registration Statement”), to be filed under the Securities Act of 1933, as amended (the “Act”), relating to an underwritten initial public offering by the Company (the “Public Offering”)). Any certificates evidencing the Shares bear a legend referring to the foregoing transfer restrictions.

(c) The Shares are being acquired solely for the Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization.

(d) The Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist the Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. The Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(e) The Buyer is an “accredited investor” as defined in Regulation D promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Act.

Section 4. Mandatory Forfeiture.

(a) Letter Agreement Requirements. Buyer acknowledges that he shall comply with the Share forfeiture provisions contained in that certain letter agreement with the Seller and PNC Investment Capital Corp. entered concurrently with this Agreement on the date hereof (the “Letter Agreement”).

(b) Underwriters’ Over-Allotment Option. Buyer agrees that he shall comply with the Share forfeiture provisions with respect to the over-allotment option of the underwriters of the Public Offering contained in that certain letter agreement in the form of Exhibit C to the Letter Agreement to be entered into in connection with the Public Offering.

Section 5. Trust Account Waiver. In connection with the purchase of the Shares pursuant to this Assignment, except with respect to any shares of common stock of the Company purchased by the Buyer in the Public Offering or in the aftermarket, the Buyer hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the Public Offering will be deposited (the “Trust Account”). In no event will the Buyer have the right to redeem any Shares into funds held in the Trust Account.

Section 6. Restrictions on Transfer. Prior to the closing of the Public Offering, Buyer shall enter into that certain letter agreement with the Company (the “Insider Letter”), a form of which will be filed as an exhibit to the Registration Statement. In addition to any restrictions contained in the Insider Letter, the Buyer agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company that such registration is not required because such transaction is exempt from registration under the Act and the rules promulgated by the SEC thereunder and with all applicable state securities laws. The Buyer acknowledges that because the Company is a shell company, Rule 144 under the Act may not be available to the Buyer for the resale of the Shares until one year following the consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions. The Buyer acknowledges that the Shares will be subject to certain lock-up and other provisions contained in the Insider Letter.

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Section 7. Acknowledgement Regarding Adjustment to Share Conversion. The Seller acknowledges that in the event that at the time of the closing of the Company’s initial Business Combination (as such term is defined in the Letter Agreement), the holders of Class B common stock have a right, pursuant to the Company’s certificate of incorporation as may be amended from time to time, to have their shares of Class B common stock convert into shares of Class A common stock at a greater than one-to-one ratio, the Buyer will have the same rights as the Seller and PNC Investment Capital Corp. to receive any shares of Class A common stock to be issued to it upon conversion of its Shares at a ratio of greater than one-to-one.

Section 8. Acknowledgement of Recapitalization Shares. The Seller acknowledges that the Buyer shall have the same right as the Seller and PNC Investment Capital Corp.    to receive any additional shares of Class B common stock in the event of any share split, share capitalization, reorganization or recapitalization of or in respect of the shares of Class B common stock prior to the closing of the Public Offering that is effected in order to increase the number of issued and outstanding shares of Class B common stock due to an increase in the number of shares of Class A common stock being sold in the Public Offering.

Section 9. Miscellaneous. This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. This Assignment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

JEFFERIES FINANCIAL GROUP INC.

By:	/s/ Michael J. Sharp
Name: Michael J. Sharp
Title: Executive Vice President and General Counsel

BUYER:

/s/ Virginia Henkels
Name: Virginia Henkels

[Signature Page to Securities Assignment Agreement]

Exhibit B

[                ], 2020

Empowerment & Inclusion Capital I Corp.

340 Madison Avenue

New York, NY 10173

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Empowerment & Inclusion Capital I Corp., a Delaware corporation (the “Company”), and Jefferies LLC, as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of [20,000,000] of the Company’s units (including up to [3,000,000] units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as described in the Prospectus (as defined below). The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on The New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of PNC Investment Capital Corp. (“PNC”) and Jefferies Financial Group Inc. (“Jefferies”) (each, a “Sponsor” and collectively, the “Sponsors”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team, including Harold Ford Jr. (“CEO”) and Virginia Henkels (“CFO”) (each of CEO, CFO, such member of the board or member of the management team, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.

Each Sponsor and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Common Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, each Sponsor and each Insider agrees that it, he or she will not seek to sell any shares of Common Stock owned by it, him or her to the Company in connection therewith.

2.

(a) Each Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s certificate of incorporation (as it may be amended from time to time, the “Charter”), each Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. Each Sponsor and each Insider agrees to not propose any amendment to the Charter to modify the substance or timing of the Company’s obligation (i) to redeem 100% of the Offering Shares if the Company does not complete a Business Combination by the date set forth in the Charter or (ii) to provide for redemption in connection with a Business Combination, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

(b) Each Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. Each Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or a stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsors, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter).

3.

During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, each Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock (including, but not limited to, Founder Shares), Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock (including, but not limited to, Founder Shares), Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and each Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.

In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, each Sponsor (together, the “Indemnitors”) jointly and severally agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less interest earned on the Trust Account which may be withdrawn to pay taxes, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Each Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to such Indemnitor, such Indemnitor notifies the Company in writing that it shall undertake such defense.

5.

To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional [3,000,000] Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsors, Harold Ford Jr. and Virginia Henkels agree to forfeit, at no cost, a number of Founder Shares in the aggregate equal to [750,000] multiplied by a fraction, (i) the numerator of which is [3,000,000] minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is [3,000,000] The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Initial Stockholders will own an aggregate of 20.0% of the Company’s issued and outstanding shares of Common Stock after the Public Offering. The number of Founder Shares to be forfeited by each Sponsor, CEO and CFO pursuant to this paragraph 5 shall be on a pro rata basis, 54.75% of such Founder Shares to be forfeited by PNC, 18.25% to be forfeited by Jefferies, 20% to be forfeited by CEO and 7% to be forfeited by CFO.

6.

Each Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by either Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a) and 7(b), as applicable, of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.

(a) Each Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or any shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) Each Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by either Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsors or any affiliates of the Sponsors; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; or (g) by virtue of the laws of the State of Delaware or the organizational documents of either Sponsor’s upon dissolution of either Sponsor; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement and by the same agreements entered into by the Sponsors with respect to such securities (including provisions relating to voting, the Trust Account and liquidating distributions).

8.

Each Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.

Except as disclosed in the Prospectus, neither the Sponsors nor any officer, nor any affiliate of the Sponsors or any officer, nor any director of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $[300,000] made to the Company by the Sponsors; payment to [an affiliate of PNC] for certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company for a total of $[10,000] per month; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; payment to an affiliate of PNC and/or an affiliate of Jefferies of customary fees in connection with any financial advisory, placement agency or other similar investment banking services provided by such entity, and reimbursement of such entity for any out-of-pocket expenses incurred by such entity in connection with the performance of such services, in an amount that constitutes a market standard financial advisory, placement agent or similar investment banking service fee for comparable transactions at the closing of the Company’s initial Business Combination; provided that no agreement with Jefferies or its affiliates will be entered into, and no fees for such services will be paid to Jefferies or its affiliates, prior to the date that is 90 days from the date of the Prospectus, unless the Financial Industry Regulatory Authority, Inc. determines that such payment would not be deemed underwriting compensation in connection with the Public Offering; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsors or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $[1,000,000] of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

10.

Each Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11.

As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean (a) the 5,750,000 shares of the Company’s Class B common stock, par value $0.0001 per share, held by the Initial Stockholders (up to 750,000 shares of which are subject to complete or partial forfeiture by the Sponsors if the over-allotment option is not exercised by the Underwriters) prior to the consummation of the Public Offering; (iv) “Initial Stockholders” shall mean the Sponsors and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean the Warrants to purchase up to 6,000,000 shares of Common Stock of the Company (or 6,600,000 shares of Common Stock if the over-allotment option is exercised in full) that the Sponsors and CEO have agreed to purchase for an aggregate purchase price of $6,000,000 in the aggregate (or $6,600,000 if the over-allotment option is exercised in full), or $1.00 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.

The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

13.

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.

No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15.

Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

16.

This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17.

This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19.

Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

20.

This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by [•], 2021; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

PNC INVESTMENT CAPITAL CORP.

By:

Name: [●]
Title: [●]

JEFFERIES FINANCIAL GROUP INC.

By:

Name: [●]
Title: [●]

By:
Name: Harold Ford, Jr.

By:
Name: Virginia Henkels

By:
Name: [●]

By:
Name: [●]

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

EMPOWERMENT & INCLUSION CAPITAL I CORP.

By
Name: [●]
Title: [●]

[Signature Page to Letter Agreement]

Exhibit C

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of November 4, 2020, by and between Empowerment & Inclusion Capital I Corp., a Delaware corporation (the “Company”), and Virginia Henkels (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the board of directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities;

WHEREAS, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, the Certificate of Incorporation (the “Charter”) and the Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Charter, Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified; and

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1. SERVICES TO THE COMPANY Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or in any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, in each case as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2. DEFINITIONS. As used in this Agreement:

(a) “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized or requested by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(b) “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(c) “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Other than Jefferies Financial Group Inc. and PNC Investment Capital Corp. (the “Sponsors”), any of their respective affiliates or Indemnitee, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

(ii) Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries (as defined below)) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) other than an affiliate of the Sponsors, no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of fifteen percent (15%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the surviving corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(d) “Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(e) “Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(f) “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(g) “Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, manager, general partner, managing member, fiduciary, employee or agent.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(j) “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan;

(k) “Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and that neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(l) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(m) “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(n) “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(o) “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3. INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually, and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provisions of this Agreement except for Section 27, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement except for Section 27, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7. ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS. Notwithstanding any limitation in Sections 3, 4, or 5 and except for Section 27, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7 on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

8. CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a) To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c) In the event clause (a) of this Section 8 is determined to be unavailable by final adjudication by a court of competent jurisdiction, and without diminishing or impairing the obligations of the Company set forth in the preceding subparagraphs, if, for any reason, Indemnitee shall be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive

(d) The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9. EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity or advancement provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c) except as otherwise provided in Sections 14(f)-(g) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent that such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10. ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a) Notwithstanding any provision of this Agreement to the contrary, except for Section 27, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within six months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

(c) The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

11. PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a) Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b) Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12. PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a) A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods: (i) if no Change in Control has occurred (w) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (x) by a committee of Disinterested Directors, even though less than a quorum of the Board, (y) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (z) by the stockholders of the Company; or (ii) if a Change in Control has occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption, by clear and convincing evidence, in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, managers, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) In the event that any action, suit or Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, suit or Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

14. REMEDIES OF INDEMNITEE.

(a) Notwithstanding Section 8.3 of the Bylaws, in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c) In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, and exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, and exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d) If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(f) The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter, or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g) Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15. SECURITY. Notwithstanding anything herein to the contrary, except for Section 27, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a) The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement, or of any provision hereof or any provision the Charter or Bylaws shall limit or restrict any right of Indemnitee under this Agreement including in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The DGCL, the Charter and the Bylaws permit the Company, and the Company shall, purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c) Indemnitee shall be covered by insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d) In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 27, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

17. DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19. ENFORCEMENT AND BINDING EFFECT.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b) Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

20. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b) If to the Company, at the address for the Company’s Agent of Service listed on the cover of the Company’s Registration Statement on Form S-1 in connection with its initial public offering.

With a copy, which shall not constitute notice, to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attn: Joel Rubinstein, Esq.

Fax No.: (212) 354-8113

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22. APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24. MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26. ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

27. WAIVER OF CLAIMS TO TRUST ACCOUNT. Indemnitee hereby agrees that it does not have any right, title, interest or claim of any kind (each, a “Claim”) in or to any monies in the trust account established in connection with the Company’s initial public offering for the benefit of the Company and holders of shares issued in such offering, and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against such trust account for any reason whatsoever.

28. MAINTENANCE OF INSURANCE. The Company shall use commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the officers/directors of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. The Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

EMPOWERMENT & INCLUSION CAPITAL I CORP.

By:	/s/ Laura L. Long
Name: Laura L. Long
Title: Interim Chief Executive Officer, Interim
Chief Financial Officer and Interim Secretary

INDEMNITEE:

By:	/s/ Virginia Henkels
Name: Virginia Henkels
Address:

[Signature Page to Indemnity Agreement]